Exhibit 10.15

Common Stock Purchase Warrant

of

Quest Patent Research Corporation

1.	Grant: Burton Goldstein (“Holder”), is entitled to purchase from Quest Patent Research Corporation, a Delaware corporation (the “Company”), five million (5,000,000) shares of the common stock, par value $0.00003 per share (“Common Stock”), of the Company at an exercise price per share (the “Exercise Price”) of four tenths of one cent ($0.004).

2.	Vesting of Warrants: This Warrant is granted and deemed to be effective as of March 1, 2008 (the “Grant Date”). Commencing on such date, the Warrant is exercisable by Holder. This Warrant shall expire on March 1, 2018 (the “Expiration Date”).

3.	Exercise: The Warrant may be exercised only by Holder (or his guardian or legal representative) and may not be transferred by Holder except by will or the applicable laws of descent and distribution. However, in the event that Holder shall decease and the exercise period is still open (prior to the Expiration Date), the Warrant may be exercised for a period of one year (not to extend past the Expiration Date) by Holder’s estate. The Warrant may be exercised, in whole or in part, from time to time (to the extent vested pursuant to Section 2 hereof) by written notice to the Secretary of the Company at its principal office specifying the number of shares to be purchased and enclosing the purchase price therefore in cash or by check or by cashless exercise. The Company shall cause certificates for any shares of Common Stock purchased hereunder to be delivered following the receipt of such notice and payment.

4.	Adjustments: In the event that the outstanding shares of the Common Stock shall be changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, reorganization, liquidation or other corporate change, or shall be changed in value by a reason of any so-called spin-off, dividend in partial liquidation or other special distribution or transaction having an effect similar to any of the foregoing, the Company shall make such adjustments, if any, in the number, kind and purchase price of shares covered by the Warrant as the Board of Directors may determine to be appropriate in order to prevent dilution or enlargement of the rights of Holder that otherwise would result.

5.	Miscellaneous: Notwithstanding any other provision hereof, the Warrant shall not be exercisable if such exercise would involve a violation of any applicable Federal or State securities law. The Company may require as a condition to the exercise of this Warrant that appropriate provisions be made for payment of any applicable federal, state or local withholding taxes in connection with the grant, exercise or disposition of the Warrant.

Executed on the ___ day of October 2014, but effective as of the Grand Date.

Quest Patent Research Corporation

Jon Scahill
President & CEO

The undersigned Holder hereby acknowledges receipt of an executed original hereof and accepts the Warrant granted hereunder on and subject to the terms stated herein.

Holder acknowledges that he/she has been informed that the shares of Common Stock to be issued upon exercise of the Warrant have not been registered under the Securities Act of 1933 (the “Securities Act”) and agrees that he will not make any disposition of such shares unless either (a) such shares have been registered under the Securities Act or (b) an exemption from the registration provisions of the Securities Act is applicable to the Holder’s proposed disposition of such shares. The certificates representing shares of Common Stock issuable upon exercise of the Warrant shall bear a legend substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company’s counsel that registration is not required under said Act.”

Burton Goldstein
Holder